Exhibit 99.1
NEWS RELEASE
August 6, 2025

HELMERICH & PAYNE, INC. ANNOUNCES FISCAL THIRD QUARTER RESULTS

Operating and Financial Highlights for the Quarter Ended June 30th, 2025

•The Company realized a consolidated net loss of $(163) million, or $(1.64) per share, which includes the impact of a non-cash goodwill impairment charge of $173 million. Adjusted for this and other non-recurring one-time items, earnings were $22 million, or $0.22 per share.

•North America Solutions (NAS) segment reported operating income of $158 million during the quarter compared to $152 million during the prior quarter. NAS maintained industry-leading direct margins(1) of $266 million during the quarter, yielding an associated margin(1) per day of $19,860.

•International Solutions segment realized an operating loss of $(167) million during the quarter, the first to include the full impact of our acquisition of KCA Deutag (KCAD), compared to an operating loss of $(35) million in the prior quarter. These results include a one-time goodwill impairment of $(128) million. However, International Solutions exceeded fiscal second quarter guidance midpoint expectations with direct margins(1) of approximately $34 million.

•The Company realized consolidated adjusted EBITDA(2) of $268 million.

•All eight unconventional FlexRigs in Saudi Arabia have now commenced operations with margins improving as we quickly integrate operations with KCAD.

•Significant progress was made toward our goal of capturing synergies from the KCAD transaction and reducing the combined company cost structure by $50-$75 million, with approximately $50 million identified to date, and additional progress expected.

•As of the end of July, the Company has repaid $120 million on its existing $400 million term loan and now expects to repay a total of $200 million by the end of calendar year 2025, up from the prior expectation of $175 million.

•Approximately $25 million returned to shareholders as part of the Company’s ongoing dividend program.

Helmerich & Payne | 222 N. Detroit Ave. | Suite 1100
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

News Release
August 6, 2025

Management Commentary

“I am pleased with our fiscal third quarter operating results despite a challenging macro environment. Total direct margin(1) across our three operating segments was at the high end of our guidance ranges, reflecting the hard work from our operations and sales teams to deliver collaborative solutions with customers,” commented President and CEO John Lindsay.

“In NAS, our market share and financial performance remain the highest among our drilling peers, underscoring H&P’s strong customer partnerships and focus on sustainable economic returns. Our resilient direct margins reflect the incorporation of our operational and technical performance with a dynamic, customer-centric commercial model and the continued use of mutually beneficial solutions such as our innovative performance contracts. While we expect a slight reduction in activity during our fiscal fourth quarter, we’re confident our NAS segment will continue to deliver market-leading results and solutions for our customers.

“Internationally, our expanded geographic footprint positions us as the premier land drilling company across the globe. We operate in the most prolific oil and gas producing regions in the world. In Saudi Arabia, our FlexRig unconventional startup has gained momentum, and we’re enthusiastic about showcasing our combined capabilities throughout our global operations. Meanwhile, our Offshore Solutions segment continues to generate steady cash flows, reflecting H&P’s position as the leading global offshore operation and platform maintenance provider in the world."

Senior Vice President and CFO Kevin Vann also commented, "I am pleased with the progress being made to reduce our cost structure by $50-$75 million going forward. To date, we have identified approximately $50 million and additional progress is expected.

“As reflected in our quarterly results, we recorded an impairment to the goodwill recognized at the close of the KCAD acquisition. Although required by accounting guidelines, the impairment does not represent how we feel about the value we expect to capture with the KCAD assets over the long haul.

“We have now repaid $120 million on the $400 million two-year term loan and expect to repay a total of approximately $200 million by end of calendar 2025, up from prior expectations of $175 million. H&P maintains an investment-grade credit rating, ended the quarter with $187 million of cash and short-term investments, and has an undrawn $950 million credit facility. This strong financial foundation supports our growing operations, funds our dividend, and enables continued deleveraging.”

John Lindsay concluded, "Oil and natural gas will remain central to the global energy landscape, and we are optimistic about the sector's long-term prospects. Economic growth will demand more drilling, and H&P's global scale, innovative commercial models, and advanced technology will continue to differentiate the Company moving forward. We’re confident our employees, safety-focused culture, mix of conventional and unconventional assets, and digital solutions will continue to deliver consistent results for years to come.”

News Release
August 6, 2025

Operating Segment Results for the Third Quarter of Fiscal Year 2025

North America Solutions: Realized operating income of $158 million, compared to $152 million during the previous quarter, representing an increase of $6 million. Direct margin(1) exceeded the guidance range, totaling approximately $266 million, which was approximately flat with the previous quarter despite slightly lower average rig activity. On a per day basis, direct margin was approximately $19,860 with an average of 147 rigs running. Approximately 50% of the NAS active rigs utilized performance contracts during the quarter, and the performance model remains an integral and differentiating component of H&P’s overall strategy.

International Solutions: This segment had operating loss of $(167) million, compared to a loss of approximately $(35) million during the previous quarter. Not including the impairment of $(128) million, the segment’s operating loss was $(38) million. This was the first quarter with the full impact of operations from our acquisition of KCA Deutag. Without the non-cash impairment of goodwill, direct margin(1) totaled approximately $34 million compared to approximately $27 million during the previous quarter. Importantly, during the third fiscal quarter, the last of eight exported FlexRigs commenced operations in Saudi Arabia, marking an important step in establishing our unconventional drilling presence within the region.

Offshore Solutions: Contributed operating income of approximately $9 million, compared to approximately $17 million during the previous quarter, representing a decrease of $8 million. Direct margin(1) totaled approximately $23 million compared to approximately $26 million in the previous quarter. The inclusion of the legacy KCAD offshore business has added scale and geographic expansion to our offshore segment. We now have the benefit of a larger, blue-chip customer base, low capital intensity, and steady cash flow from our offshore operations.

Select Items (3) Included in Net Income per Diluted Share

Third quarter of fiscal year 2025 net loss of $(1.64) per diluted share included a net impact $(1.86) per share in after-tax losses comprised of the following:

•$0.21 of after-tax gains related to a legal settlement
•$(0.04) of after-tax losses related to restructuring charges
•$(0.07) of after-tax losses related to transaction and integration costs
•$(0.22) of non-cash after-tax losses related to the change in actuarial assumptions on estimated liabilities
•$(1.74) of non-cash after-tax losses related to goodwill impairment

Second quarter of fiscal year 2025 net income of $0.01 per diluted share included a net impact $(0.01) per share in after-tax gains and losses comprised of the following:

•$0.16 of non-cash after-tax gains related to fair market value adjustments to equity investments
•$(0.01) of after-tax losses related to the non-cash impairment for fair market value adjustments to equipment held for sale
•$(0.05) of non-cash after-tax losses related to the change in actuarial assumptions on estimated liabilities
•$(0.11) of after-tax losses related to transaction and integration costs

News Release
August 6, 2025

Operational Outlook for the Fourth Quarter of Fiscal Year 2025

The below guidance represents our expectations as of the date of this release.

North America Solutions:
•Direct margin(1) to be between $230-$250 million
•Average rig count to be approximately 138-144 contracted rigs

International Solutions:
•Direct margin(1) to be between $22-$32 million
•Average operating rig count to be approximately 62-66 rigs(4)

Offshore Solutions:
•Direct margin(1) to be between $22-$30 million
•Average management contracts and contracted platform rigs to be approximately 30-35

Other:
•Direct margin(1) contribution from the Company's other operations to be between $0-$3 million

Other Estimates for Fiscal Year 2025
•Gross capital expenditures are now expected to be approximately $380 to $395 million
◦Ongoing asset sales that include reimbursements for lost and damaged tubulars and sales of other used drilling equipment offset a portion of the gross capital expenditures, and are still expected to total approximately $45 million in fiscal year 2025
•Depreciation for fiscal year 2025 is still expected to be approximately $595 million
•Research and development expenses for fiscal year 2025 are still expected to be roughly $32 million
•General and administrative expenses for fiscal year 2025 are still expected to be approximately $280 million
•Cash taxes to be paid in fiscal year 2025 are now expected to be approximately $190-$220 million
•Interest expense is expected to be approximately $25 million for the fiscal fourth quarter

Conference Call

A conference call will be held on Thursday, August 7, 2025 at 11 a.m. (ET) with John Lindsay, President and CEO and Kevin Vann, Senior Vice President and CFO to discuss the Company’s third quarter fiscal year 2025 results. Dial-in information for the conference call is (800)-343-4136 for domestic callers or (203)-518-9843 for international callers. The call access code is ‘Helmerich’. Participants can listen to the live webcast of the conference call and access the accompanying earnings presentation by visiting our website at www.hpinc.com. Navigate to the “Investors” section, click on “News and Events – Events & Presentations,” and select the event to access the webcast and materials.

News Release
August 6, 2025

About Helmerich & Payne, Inc.

Founded in 1920, Helmerich & Payne, Inc. (H&P) (NYSE: HP) is committed to delivering industry leading levels of drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for its customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. At June 30, 2025, H&P's fleet included 224 land rigs in the United States, 137 international land rigs and seven offshore platform rigs. For more information, see H&P online at www.hpinc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, outlook for the fourth fiscal quarter and fiscal 2025, statements regarding the anticipated benefits (including synergies and cash flow) of the acquisition and integration of KCA Deutag, the anticipated impact of the acquisition of KCA Deutag on the Company's business and future financial and operating results, the anticipated timing of expected synergies, cost savings and returns from the acquisition of KCA Deutag, the Company’s business strategy, future financial position, operations outlook, future cash flow, future use of generated cash flow, dividend amounts and timing, amounts of any future dividends, investments, active rig count projections, projected costs and plans, objectives of management for future operations, contract terms, financing and funding, debt reduction plans, capex spending and budgets, outlook for domestic and international markets, future commodity prices, and future customer activity and relationships are forward-looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other disclosures in the Company’s SEC filings, including but not limited to its annual report on Form 10‑K and quarterly reports on Form 10‑Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. Investors are cautioned not to put undue reliance on such statements. We undertake no duty to publicly update or revise any forward-looking statements, whether as a result of new information, changes in internal estimates, expectations or otherwise, except as required under applicable securities laws.

Helmerich & Payne uses its Investor Relations website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.hpinc.com. Information on our website is not part of this release.

Note Regarding Trademarks. Helmerich & Payne, Inc. owns or has rights to the use of trademarks, service marks and trade names that it uses in conjunction with the operation of its business. Some of the trademarks that appear in this release or otherwise used by H&P include FlexRig, which may be registered or trademarked in the United States and other jurisdictions.

(1) Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure. We believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See Non-GAAP Measurements for a reconciliation of segment operating income(loss) to direct margin. Expected direct margin for the fourth quarter of fiscal 2025 is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future items and adjustments, which could be significant, we are unable to provide a reconciliation of expected direct margin to the most comparable GAAP measure without unreasonable effort.

News Release
August 6, 2025

(2) Adjusted EBITDA is considered to be a non-GAAP metric. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. Adjusted EBITDA is included as supplemental disclosure as management uses it to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies. See Non-GAAP Measurements for a reconciliation of net income to Adjusted EBITDA.

(3) Select items are considered non-GAAP metrics and are included as a supplemental disclosure as the Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future periods results. Select items are excluded as they are deemed to be outside the Company's core business operations. See Non-GAAP Measurements.

(4) Does not include 27 rigs that have either suspended operations or have been notified to suspend operations in Saudi Arabia.

Contact: Dylan McMurry
investor.relations@hpinc.com
(918) 588‑5190

News Release
August 6, 2025

Interim Financial Information
Prior to March 31, 2025, Foreign currency exchange loss was presented as a separate line item on our Unaudited Condensed Consolidated Statements of Operations during the three and nine months ended June 30, 2025. To conform with the current fiscal year presentation, we reclassified amounts previously presented in drilling services operating expenses, excluding depreciation and amortization, research and development, and selling, general and administrative to foreign currency exchange loss on our Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended June 30, 2024.
Prior to March 31, 2025, Retirement benefit obligations were presented in Other within Noncurrent liabilities on our Unaudited Condensed Consolidated Balance Sheets. To conform with the current fiscal quarter presentation, we reclassified amounts previously presented in Other within Noncurrent liabilities to the Retirement benefit obligations line, within Noncurrent liabilities, on our Unaudited Condensed Consolidated Balance Sheets as of September 30, 2024.

News Release
August 6, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended			Nine Months Ended
(in thousands, except per share amounts)	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
OPERATING REVENUES
Drilling services	$1,037,876	$1,012,394	$695,139	$2,724,883	$2,054,835
Other	3,048	3,645	2,585	9,382	7,979
	1,040,924	1,016,039	697,724	2,734,265	2,062,814
OPERATING COSTS AND EXPENSES
Drilling services operating expenses, excluding depreciation and amortization	704,224	701,657	414,880	1,816,797	1,217,664
Other operating expenses	31,059	3,485	1,144	35,700	3,307
Depreciation and amortization	179,491	157,657	97,816	436,228	296,352
Research and development	7,777	9,421	10,555	26,558	32,105
Selling, general and administrative	65,506	80,802	60,194	209,407	177,963
Acquisition transaction costs	8,623	29,867	6,680	49,025	7,530
Asset impairment charges	173,258	1,844	—	175,102	—
Restructuring charges	4,681	—	—	4,681	—
Gain on reimbursement of drilling equipment	(6,773)	(9,973)	(9,732)	(26,149)	(24,687)
Other (gain) loss on sale of assets	1,347	(884)	2,730	2,136	2,718
	1,169,193	973,876	584,267	2,729,485	1,712,952
OPERATING INCOME (LOSS)	(128,269)	42,163	113,457	4,780	349,862
Other income (expense)
Interest and dividend income	2,856	7,257	11,888	31,854	29,189
Interest expense	(29,200)	(28,338)	(4,336)	(79,836)	(12,969)
Gain (loss) on investment securities	(337)	27,788	389	14,084	102
Foreign currency exchange loss	(9,216)	(6,018)	(2,144)	(16,137)	(4,509)
Other	31,258	1,596	3,134	33,214	2,991
	(4,639)	2,285	8,931	(16,821)	14,804
Income (loss) before income taxes	(132,908)	44,448	122,388	(12,041)	364,666
Income tax expense	28,991	41,462	33,703	92,100	95,977
NET INCOME (LOSS)	$(161,899)	$2,986	$88,685	$(104,141)	$268,689
Net income attributable to non-controlling interest	859	1,332	—	2,191	—
NET INCOME (LOSS) ATTRIBUTABLE TO HELMERICH & PAYNE, INC.	$(162,758)	$1,654	$88,685	$(106,332)	$268,689

Earnings (loss) per share attributable to Helmerich & Payne, Inc:
Basic	$(1.64)	$0.01	$0.89	$(1.08)	$2.68
Diluted	$(1.64)	$0.01	$0.88	$(1.08)	$2.67

Weighted average shares outstanding:
Basic	99,422	99,360	98,752	99,214	98,891
Diluted	99,422	99,381	99,007	99,214	99,116

News Release
August 6, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30,	September 30,
(in thousands except share data and share amounts)	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$166,074	$217,341
Restricted cash	59,412	68,902
Short-term investments	21,325	292,919
Accounts receivable, net of allowance of $16,803 and $2,977, respectively	782,625	418,604
Inventories of materials and supplies, net	329,985	117,884
Prepaid expenses and other, net	116,853	76,419
Assets held-for-sale	14,238	—
Total current assets	1,490,512	1,192,069

Investments, net	102,448	100,567
Property, plant and equipment, net	4,408,156	3,016,277
Other Noncurrent Assets:
Goodwill	166,559	45,653
Intangible assets, net	493,795	54,147
Operating lease right-of-use asset	120,213	67,076
Restricted cash	1,640	1,242,417
Other assets, net	78,680	63,692
Total other noncurrent assets	860,887	1,472,985

Total assets	$6,862,003	$5,781,898

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$240,864	$135,084
Dividends payable	25,204	25,024
Accrued liabilities	536,842	286,841
Current portion of long-term debt, net	6,859	—
Total current liabilities	809,769	446,949

Noncurrent Liabilities:
Long-term debt, net	2,184,836	1,782,182
Deferred income taxes	614,633	495,481
Retirement benefit obligation	119,603	6,524
Other	266,435	133,610
Total noncurrent liabilities	3,185,507	2,417,797

Shareholders' Equity:
Common stock, 0.10 par value, 160,000,000 shares authorized, 112,222,865 shares issued as of June 30, 2025 and September 30, 2024, and 99,434,289 and 98,755,412 shares outstanding as of June 30, 2025 and September 30, 2024, respectively	11,222	11,222
Preferred stock, no par value, 1,000,000 shares authorized, no shares issued	—	—
Additional paid-in capital	505,657	518,083
Retained earnings	2,701,649	2,883,590
Accumulated other comprehensive income (loss)	9,501	(6,350)
Treasury stock, at cost, 12,788,576 shares and 13,467,453 shares as of June 30, 2025 and September 30, 2024, respectively	(464,069)	(489,393)
Non-controlling interest	102,767	—
Total shareholders’ equity	2,866,727	2,917,152

Total liabilities and shareholders' equity	$6,862,003	$5,781,898

News Release
August 6, 2025

HELMERICH & PAYNE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended June 30,
(in thousands)	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(104,141)	$268,689
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	436,228	296,352
Asset impairment charge	175,102	—
Amortization of debt discount and debt issuance costs	4,799	445
Stock-based compensation	22,837	23,777
Gain on investment securities	(14,084)	(102)
Gain on reimbursement of drilling equipment	(26,149)	(24,687)
Other loss on sale of assets	2,136	2,718
Deferred income tax benefit	(64,649)	(23,634)
Other	5,832	2,353
Changes in assets and liabilities	(101,911)	(30,004)
Net cash provided by operating activities	336,000	515,907

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(362,232)	(389,095)
Purchase of short-term investments	(111,678)	(148,451)
Purchase of long-term investments	(2,055)	(9,167)
Payment for acquisition of business, net of cash acquired	(1,838,852)	—
Proceeds from sale of short-term investments	373,028	152,034
Proceeds from sale of long-term investments	31,990	—
Insurance proceeds from involuntary conversion	2,366	5,533
Proceeds from asset sales	34,923	35,148
Net cash used in investing activities	(1,872,510)	(353,998)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(75,534)	(126,417)
Distributions to non-controlling interests	(15,380)	—
Proceeds from debt issuance	400,000	—
Debt issuance costs	(2,629)	—
Payments for employee taxes on net settlement of equity awards	(10,759)	(12,176)
Payment of contingent consideration from acquisition of business	—	(6,250)
Payments for early extinguishment of long-term debt	(73,000)	—
Share repurchases	—	(51,302)
Other	(2,044)	—
Net cash provided by (used in) financing activities	220,654	(196,145)
Effect of exchange rate changes on cash	14,322	—
Net decrease in cash and cash equivalents and restricted cash	(1,301,534)	(34,236)
Cash and cash equivalents and restricted cash, beginning of period	1,528,660	316,238
Cash and cash equivalents and restricted cash, end of period	$227,126	$282,002

News Release
August 6, 2025

HELMERICH & PAYNE, INC.
SEGMENT REPORTING
	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except operating statistics)	2025	2025	2024	2025	2024
NORTH AMERICA SOLUTIONS
Operating revenues	$592,214	$599,694	$620,040	$1,790,053	$1,827,661
Direct operating expenses	326,042	334,073	342,564	992,462	1,022,702
Depreciation and amortization	88,078	87,151	89,207	263,565	273,799
Research and development	7,617	9,502	10,623	26,560	32,318
Selling, general and administrative expense	10,972	15,484	14,239	42,266	43,812
Acquisition transaction costs	7	34	—	41	—
Asset impairment charges	—	1,507	—	1,507	—
Restructuring charges	1,849	—	—	1,849	—
Segment operating income	$157,649	$151,943	$163,407	$461,803	$455,030
Financial Data and Other Operating Statistics1:
Direct margin (Non-GAAP)[2]	$266,172	$265,621	$277,476	$797,591	$804,959
Revenue days[3]	13,400	13,416	13,683	40,523	41,516
Average active rigs[4]	147	149	150	148	152
Number of active rigs at the end of period[5]	141	150	146	141	146
Number of available rigs at the end of period	224	224	232	224	232
Reimbursements of "out-of-pocket" expenses	$73,268	$77,607	$74,915	$219,302	$218,227

INTERNATIONAL SOLUTIONS
Operating revenues	265,803	$247,909	$47,882	$561,192	$148,512
Direct operating expenses	231,695	220,983	45,352	507,106	125,023
Depreciation and amortization	66,734	57,153	2,797	128,715	7,549
Selling, general and administrative expense	5,014	4,546	2,481	12,268	7,334
Acquisition transaction costs	141	210	—	351	—
Asset impairment charges	128,352	—	—	128,352	—
Restructuring charges	380	—	—	380	—
Segment operating income (loss)	$(166,513)	$(34,983)	$(2,748)	$(215,980)	$8,606
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$34,108	$26,926	$2,530	$54,086	$23,489
Revenue days[3]	6,573	6,198	1,067	14,460	3,278
Average active rigs[4]	72	69	12	53	12
Number of active rigs at the end of period[5]	69	76	12	69	12
Number of available rigs at the end of period	137	153	23	137	23
Reimbursements of "out-of-pocket" expenses	$10,736	$8,470	$2,069	$21,325	$7,417

OFFSHORE SOLUTIONS
Operating revenues	$161,777	$149,080	$27,218	$340,067	$78,662
Direct operating expenses	139,004	122,904	19,611	284,569	62,200
Depreciation and amortization	12,681	7,777	1,798	22,438	5,807
Selling, general and administrative expense	1,294	964	799	3,322	2,515
Acquisition transaction costs	—	60	—	60	—
Restructuring charges	29	—	—	29	—
Segment operating income	$8,769	$17,375	$5,010	$29,649	$8,140
Financial Data and Other Operating Statistics[1]:
Direct margin (Non-GAAP)[2]	$22,773	$26,176	$7,607	$55,498	$16,462
Revenue days[3]	273	270	273	819	835
Average active rigs[4]	3	3	3	3	3
Number of active rigs at the end of period[5]	3	3	3	3	3
Number of available rigs at the end of period	7	7	7	7	7
Reimbursements of "out-of-pocket" expenses	$23,043	$26,936	$7,746	$57,204	$24,430
(1)These operating metrics and financial data, including average active rigs, are provided to allow investors to analyze the various components of segment financial results in terms of activity, utilization and other key results. Management uses these metrics to analyze historical segment financial results and as the key inputs for forecasting and budgeting segment financial results.
(2)Direct margin, which is considered a non-GAAP metric, is defined as operating revenues (less reimbursements) less direct operating expenses (less reimbursements) and is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. See — Non-GAAP Measurements below for a reconciliation of segment operating income (loss) to direct margin.
(3)Defined as the number of contractual days we recognized revenue for during the period.
(4)Active rigs generate revenue for the Company; accordingly, 'average active rigs' represents the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 91 for the three months ended June 30, 2025 and 2024, 90 days for the three months ended March 31, 2025, 273 days for the nine months ended June 30, 2025 and 274 days for the three and nine months ended June 30, 2024.)
(5)Defined as the number of rigs generating revenue at the applicable end date of the time period.

News Release
August 6, 2025

Segment operating income (loss) for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes gain on reimbursement of drilling equipment, other gain on sale of assets, corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction costs, corporate asset impairment charges, and corporate restructuring charges. The Company considers segment operating income (loss) to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses. This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods. The Company believes that segment operating income (loss) is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers. Additionally, it highlights operating trends and aids analytical comparisons. However, segment operating income (loss) has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.
The following table reconciles operating income per the information above to income (loss) from continuing operations before income taxes as reported on the Unaudited Condensed Consolidated Statements of Operations:

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2025	2025	2024	2025	2024
Operating income (loss)
North America Solutions	$157,649	$151,943	$163,407	$461,803	$455,030
International Solutions	(166,513)	(34,983)	(2,748)	(215,980)	8,606
Offshore Solutions	8,769	17,375	5,010	29,649	8,140
Other	(70,004)	(1,375)	(4,791)	(70,605)	(2,073)
Eliminations	6,114	(8,463)	(616)	(2,247)	(1,054)
Segment operating income (loss)	$(63,985)	$124,497	$160,262	$202,620	$468,649
Gain on reimbursement of drilling equipment	6,773	9,973	9,732	26,149	24,687
Other gain (loss) on sale of assets	(1,347)	884	(2,730)	(2,136)	(2,718)
Corporate selling, general and administrative costs, corporate depreciation, corporate acquisition transaction costs, corporate asset impairment charges, and corporate restructuring charges	(69,710)	(93,191)	(53,807)	(221,853)	(140,756)
Operating income (loss)	$(128,269)	$42,163	$113,457	$4,780	$349,862
Other income (expense):
Interest and dividend income	2,856	7,257	11,888	31,854	29,189
Interest expense	(29,200)	(28,338)	(4,336)	(79,836)	(12,969)
Gain (loss) on investment securities	(337)	27,788	389	14,084	102
Foreign currency exchange loss	(9,216)	(6,018)	(2,144)	(16,137)	(4,509)
Other	31,258	1,596	3,134	33,214	2,991
Total unallocated amounts	(4,639)	2,285	8,931	(16,821)	14,804
Income (loss) before income taxes	$(132,908)	$44,448	$122,388	$(12,041)	$364,666

News Release
August 6, 2025

SUPPLEMENTARY STATISTICAL INFORMATION
Unaudited

H&P GLOBAL LAND RIG COUNTS, MARKETABLE FLEET
& MANAGEMENT CONTRACT STATISTICS

	August 6,	June 30,	March 31,	Q3F25
	2025	2025	2025	Average(2)
North American Solutions
Term Contract Rigs	73	74	83	78
Spot Contract Rigs	68	67	67	69
Total Contracted Rigs	141	141	150	147
Idle or Other Rigs	83	83	74	77
Total Marketable Fleet	224	224	224	224

International Solutions
Total Contracted Rigs(1)	89	89	88	72
Idle or Other Rigs	48	48	65	81
Total Marketable Fleet	137	137	153	153

Offshore Solutions
Total Platform Rigs	3	3	3	3
Idle or Other Rigs	4	4	4	4
Total Fleet	7	7	7	7

Total Management Contracts	33	33	34	34

(1)Includes 27 rigs, 26 rigs, and 13 rigs as August 6, 2025, June 30, 2025, and March 31, 2024, respectively that are contracted but not earning revenue.
(2)Average active rigs represent the average number of rigs generating revenue during the applicable time period. This metric is calculated by dividing revenue days by total days in the applicable period (i.e. 90 days).

News Release
August 6, 2025

NON-GAAP MEASUREMENTS

NON-GAAP RECONCILIATION OF SELECT ITEMS AND ADJUSTED NET INCOME(**)

	Three Months Ended June 30, 2025
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income (GAAP basis)			$(162,758)	$(1.64)
(-) Legal settlement	$27,500	$6,242	$21,258	$0.21
(-) Restructuring charges	$(4,681)	$(1,063)	$(3,618)	$(0.04)
(-) Losses related to transaction and integration costs	$(8,623)	$(1,957)	$(6,666)	$(0.07)
(-) Changes in actuarial assumptions on estimated liabilities	$(28,932)	$(6,568)	$(22,364)	$(0.22)
(-) Goodwill impairment	$(173,258)	$—	$(173,258)	$(1.74)
Adjusted net income			$21,890	$0.22

	Three Months Ended March 31, 2025
(in thousands, except per share data)	Pretax	Tax Impact	Net	EPS
Net income (GAAP basis)			$14,044	$0.14
(-) Fair market adjustment to equity investments	$27,788	$11,582	$16,206	$0.16
(-) Impairment for fair market value adjustments to equipment held for sale	$(1,844)	$(1,010)	$(834)	$(0.01)
(-) Changes in actuarial assumptions on estimated liabilities	$(10,857)	$(5,944)	$(4,913)	$(0.05)
(-) Losses related to transaction and integration costs	$(29,867)	$(19,202)	$(10,665)	$(0.11)
Adjusted net income			$14,250	$0.15

(**)The Company believes identifying and excluding select items is useful in assessing and understanding current operational performance, especially in making comparisons over time involving previous and subsequent periods and/or forecasting future period results. Select items are excluded as they are deemed to be outside of the Company's core business operations.

News Release
August 6, 2025

NON-GAAP RECONCILIATION OF DIRECT MARGIN
Direct margin is considered a non-GAAP metric. We define "direct margin" as operating revenues (less reimbursements) less direct operating expenses (less reimbursements). Direct margin is included as a supplemental disclosure because we believe it is useful in assessing and understanding our current operational performance, especially in making comparisons over time. Direct margin is not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures.
The following table reconciles direct margin to segment operating income (loss), which we believe is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to direct margin.

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2025	2025	2024	2025	2024
NORTH AMERICA SOLUTIONS
Segment operating income	$157,649	$151,943	$163,407	$461,803	$455,030
Add back:
Depreciation and amortization	88,078	87,151	89,207	263,565	273,799
Research and development	7,617	9,502	10,623	26,560	32,318
Selling, general and administrative expense	10,972	15,484	14,239	42,266	43,812
Acquisition transaction costs	7	34	—	41	—
Asset impairment charge	—	1,507	—	1,507	—
Restructuring charges	1,849	—	—	1,849	—
Direct margin (Non-GAAP)	$266,172	$265,621	$277,476	$797,591	$804,959

INTERNATIONAL SOLUTIONS
Segment operating income (loss)	$(166,513)	$(34,983)	$(2,748)	$(215,980)	$8,606
Add back:
Depreciation and amortization	66,734	57,153	2,797	128,715	7,549
Selling, general and administrative expense	5,014	4,546	2,481	12,268	7,334
Acquisition transaction costs	141	210	—	351	—
Asset impairment charge	128,352	—	—	128,352	—
Restructuring charges	380	—	—	380	—
Direct margin (Non-GAAP)	$34,108	$26,926	$2,530	$54,086	$23,489

OFFSHORE SOLUTIONS
Segment operating income	$8,769	$17,375	$5,010	$29,649	$8,140
Add back:
Depreciation and amortization	12,681	7,777	1,798	22,438	5,807
Selling, general and administrative expense	1,294	964	799	3,322	2,515
Acquisition transaction costs	—	60	—	60	—
Restructuring charges	29	—	—	29	—
Direct margin (Non-GAAP)	$22,773	$26,176	$7,607	$55,498	$16,462

News Release
August 6, 2025

NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
Adjusted EBITDA and 'Select Items' are considered to be non-GAAP metrics. Adjusted EBITDA is defined as net income (loss) before taxes, depreciation and amortization, gains and losses on asset sales, other income and expense - which includes interest income and interest expense, and excludes the impact of 'select items' which management defines as certain items that do not reflect the ongoing performance of our core business operations. These metrics are included as supplemental disclosures as management uses them to assess and understand current operational performance, especially in analyzing historical trends which are used in forecasting future period results. For this reason, we believe this measure will be useful to information to investors. The presence of non-GAAP metrics is not intended to suggest that such measures should be considered as a substitute for certain GAAP metrics and, given that not all companies define Adjusted EBITDA the same way, this financial measure may not be comparable to similarly titled metrics disclosed by other companies.

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands)	2025	2025	2024	2025	2024
Net income (loss) attributable to Helmerich and Payne, Inc.	$(162,758)	$1,654	$88,685	$(106,332)	$268,689
Add back:
Net income attributable to non-controlling interest	859	1,332	—	2,191	—
Income tax expense	28,991	41,462	33,703	92,100	95,977
Other (income) expense
Interest and dividend income	(2,856)	(7,257)	(11,888)	(31,854)	(29,189)
Interest expense	29,200	28,338	4,336	79,836	12,969
(Gain) loss on investment securities	337	(27,788)	(389)	(14,084)	(102)
Foreign currency exchange loss	9,216	6,018	2,144	16,137	4,509
Other	(31,258)	(1,596)	(3,134)	(33,214)	(2,991)
Depreciation and amortization	179,491	157,657	97,816	436,228	296,352
Restructuring charges	4,681	—	—	4,681	—
Goodwill impairment	173,258	—	—	173,258	—
Other (gain) loss on sale of assets	1,347	(884)	2,730	2,136	2,718
Excluding Select Items (Non-GAAP)
Research and development costs associated with an asset acquisition	—	—	—	—	3,840
Expenses related to transaction and integration costs	8,623	29,867	6,680	49,025	7,530
Gains related to an insurance claim	—	—	—	(2,366)	—
Impairment for fair market value adjustments to equipment held for sale	—	1,844	—	1,844	—
Change in actuarial assumptions on estimated liabilities	28,932	10,857	—	39,789	—
Adjusted EBITDA (Non-GAAP)	$268,063	$241,504	$220,683	$709,375	$660,302